                                                     AMENDMENT #1

                                                        TO
                                           THE GLOBAL CUSTODY AGREEMENT
                                                      BETWEEN
                                               OPPENHEIMERFUNDS, INC
                                                        and
                                              BROWN BROTHERS HARRIMAN
                                               Dated as of 7/20/2007

The following is a list of Funds/Portfolios for which the Custodian shall serve under a:
Global Custody Agreement dated as of February 16, 2007:

                    BOND FUND SERIES FOR THE ACCOUNT OF OPPENHEIMER CONVERTIBLE SECURITES FUND

                                      CORNERSTONE GLOBAL REAL ESTATE FUND, LP

                                          OPPENHEIMER CAPITAL INCOME FUND

                                            OPPENHEIMER DISCOVERY FUND

                                         OPPENHEIMER DIVIDEND GROWTH FUND

                                         OPPENHEIMER EMERGING GROWTH FUND

                                      OPPENHEIMER EMERGING TECHNOLOGIES FUND

                                            OPPENHEIMER ENTERPRISE FUND

                                           OPPENHEIMER EQUITY FUND, INC.

                                       OPPENHEIMER EQUITY INCOME FUND, INC.

                                       OPPENHEIMER GLOBAL OPPORTUNITIES FUND

                                     OPPENHEIMER GOLD & SPECIAL MINERALS FUND

                                              OPPENHEIMER GROWTH FUND

                                       OPPENHEIMER INTERNATIONAL VALUE FUND

                OPPENHEIMER MAIN STREET FUNDS, INC. FOR THE ACCOUNT OF OPPENHEIMER MAIN STREET FUND

20-Jul-07                                            Page 1 of 2

                                     OPPENHEIMER MAIN STREET OPPORTUNITY FUND

                                              OPPENHEIMER MIDCAP FUND

                OPPENHEIMER QUEST FOR VALUE FUND FOR THE ACCOUNT OF OPPENHEIMER QUEST BALANCED FUND

           OPPENHEIMER QUEST FOR VALUE FNDS FOR THE ACCOUNT OF OPPENHEIMER QUEST OPPORTUNITY VALUE FUND

            OPPENHEIMER QUEST FOR VALUE FNDS FOR THE ACCOUNT OF OPPENHEIMER SMALL-& MID-CAP VALUE FUND

                                 OPPENHEIMER QUEST INTERNATIONAL VALUE FUND, INC.

                                           OPPENHEIMER REAL ESTATE FUND

                                      OPPENHEIMER RISING DIVIDENDS FUND, INC.

                                           OPPENHEIMER SELECT VALUE FUND

                      OPPENHEIMER SERIES FUND, INC. FOR THE ACCOUNT OF OPPENHEIMER VALUE FUND

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

OPPENHEIMERFUNDS, INC.

BY:  /s/  Brian W. Wixted
NAME:  Brian W. Wixted
TITLE:  Senior Vice President, Treasurer
DATE:  7-20-07